UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report
(Date of earliest
event reported):	October 1, 2010

Snap-on Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2801 80th Street, Kenosha, WI 53143

(Address of principal executive offices)

(262) 656-5200

(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 1, 2010, certain subsidiaries of Snap-on Incorporated (“Snap-on”) entered into a loan and servicing agreement (the “Loan Agreement”) with a group of conduit lenders, committed lenders, administrative agents and JPMorgan Chase Bank, N.A., as program agent (the “Agent”), that provides for aggregate revolving credit commitments in the principal amount of up to $100 million (subject to borrowing base requirements).  The Loan Agreement provides Snap-on with additional available credit capacity and supplements Snap-on’s existing $500 million of revolving credit facilities and $20 million of committed bank lines of credit.  As of the date of this Current Report on Form 8-K, no amounts were outstanding under any of these credit facilities.

Pursuant to a receivables sale agreement dated as of October 1, 2010 (the “Sale Agreement”) between Snap-on Credit LLC (“SOC”), as seller, and SOC SPV1, LLC (“SSL”), a wholly-owned subsidiary of SOC, SOC may from time to time convey receivables arising in the ordinary course of business of SOC and other subsidiaries of Snap-on (collectively, the “Receivables”) to SSL in exchange for cash.  Pursuant to the Loan Agreement, SSL granted a security interest in the Receivables to the Agent to secure the repayment of indebtedness that SSL may from time to time incur under the Loan Agreement. No borrowing took place on the closing date.  Unless earlier terminated or subsequently extended by the mutual agreement of SSL and the lenders, the Loan Agreement will expire on September 30, 2011, at which time SSL’s ability to borrow will terminate and collections on the pledged Receivables will thereafter be applied periodically to the repayment of outstanding loans under the Loan Agreement.  Any amounts remaining outstanding under the Loan Agreement as of October 1, 2013 (or, if earlier, the date that is one and one-half years following the final maturity date of the last maturing Receivable owned by SSL as of the earlier of September 30, 2011 and an Event of Termination (as defined in the Loan Agreement)), will become due and payable on such date.

Any borrowings under the Loan Agreement will be accounted for as a financing obligation on Snap-on’s consolidated financial statements.  SOC will retain servicing responsibility for any Receivables conveyed pursuant to the Sale Agreement.

The lenders under the Loan Agreement have no recourse to Snap-on or any of its affiliates (other than SSL) for repayment of loans under the Loan Agreement.  In addition, neither Snap-on nor SOC, nor any of their respective affiliates, have guaranteed the collectability of the Receivables or the creditworthiness of the obligors under the Receivables.

The Loan Agreement provides for interest on loans based on prevailing commercial paper rates or, to the extent the advance is not funded by a conduit lender through the issuance of commercial paper, LIBOR, in each case plus a specified margin.

The Loan Agreement contains customary early amortization events and events of termination (with grace periods where customary), including, among other things, failure to pay interest or principal when due, change in control of Snap-on and insolvency events.

A copy of each of the Loan Agreement and the Sale Agreement is attached to this Current Report on Form 8-K as Exhibit 4.1 and 4.2, respectively, and is incorporated by reference into this Current Report on Form 8-K.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K pertaining to the Loan Agreement and the Sale Agreement is incorporated by reference into this Item 2.03.

Item 9.01.            Financial Statements and Exhibits.

The following exhibits are being filed herewith:

(4.1)
Loan and Servicing Agreement dated as of October 1, 2010, by and among SOC SPV1, LLC, as borrower, Snap-on Credit LLC, as servicer, the commercial paper conduits from time to time party thereto as conduit lenders, the financial institutions from time to time party thereto as committed lenders, the financial institutions from time to time party thereto as administrative agents, and JPMorgan Chase Bank, N.A., as program agent.

(4.2)
Receivables Sale Agreement dated as of October 1, 2010, by and among Snap-on Credit LLC and each affiliate of Snap-on Credit LLC from time to time party thereto, as sellers, and SOC SPV1, LLC, as purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: October 1, 2010	By:	/s/ Aldo J. Pagliari
Aldo J. Pagliari, Principal Financial Officer,
Senior Vice President – Finance and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

(4.1)
Loan and Servicing Agreement dated as of October 1, 2010, by and among SOC SPV1, LLC, as borrower, Snap-on Credit LLC, as servicer, the commercial paper conduits from time to time party thereto as conduit lenders, the financial institutions from time to time party thereto as committed lenders, the financial institutions from time to time party thereto as administrative agents, and JPMorgan Chase Bank, N.A., as program agent.

(4.2)
Receivables Sale Agreement dated as of October 1, 2010, by and among Snap-on Credit LLC and each affiliate of Snap-on Credit LLC from time to time party thereto, as sellers, and SOC SPV1, LLC, as purchaser.